ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as “Corporation”) pursuant to the provisions of:

[X] Indiana Business Corporation law

As amended, executes the following Articles of Incorporation:

ARTICLE I – NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", “Limited", "Company" or an abbreviation thereof.)

NEW FOUND SHRIMP, INC.

Principal Office: The address of the principal office of the Corporation is:

Post office address

City

ZIP Code

7830 Inishmore Drive

Indianapolis

IN

46214

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:

Name of Registered Agent

Corporation Service Company

Address of Registered Office (street or building)

City

ZIP Code

251 E. Ohio Street, Suite 500

Indianapolis

Indiana

46204

ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 150,000,000 @ 0.0001 par value

If there is more than one class a shares, shares with rights and preferences, with such information as "Exhibit A." – NONE.

ARTICLE IV - INCORPORATORS

(The name(s) and address(es) of the incorporators of the Corporation)

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
David Cupp	7830 Inishmore Drive	Indianapolis	IN	46214
Brian Kistler	6061 N. 100 E.	Ossian	IN	46777

In Witness Whereof, the undersigned being all the Incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

this   25th   day of April 2007.

Signature:

/s/: David Cupp

DAVID CUPP

/s/: Brian Kistler

BRIAN KISTLER

This instrument was prepared by: (name)

DAVID CUPP

Address (number, street, city and state)

ZIP Code

7830 INISHMORE DRIVE, INDIANAPOLIS, IN

46214